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                         INDEPENDENT AUDITOR'S CONSENT





We consent to the incorporation by reference of our report dated March 16, 2000, accompanying the financial statements of Guardian Technologies International, Inc. also incorporated by reference in the Form S-8 Registration Statement of Guardian Technologies International, Inc., and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement..




HEIN + ASSOCIATES LLP

Denver, Colorado
February 9, 2001